As filed with the Securities and Exchange Commission on January 22, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MODIV INC.
(f/k/a RW Holdings NNN REIT, Inc.)
(Exact Name of Registrant as Specified in Its Charter)

Maryland	120 Newport Center Drive Newport Beach, CA 92660 (888) 686-6348	47-4156046
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Aaron S. Halfacre
President and Chief Executive Officer
Modiv Inc.
120 Newport Center Drive
Newport Beach, CA 92660
(888) 686-6348
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Lauren Burnham Prevost, Esq.
Seth K. Weiner, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☒     Smaller reporting company  ☒     Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class C Common Stock, $0.001 par value per share	14,285,714	$7.00	$100,000,000	$10,910 (1)

(1)	The proposed maximum offering price per share will equal $7.00 per share until subsequently adjusted by our board of directors.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

Prospectus

Modiv Inc.

Distribution Reinvestment Plan
14,285,714 Shares of Class C Common Stock

Modiv Inc., formerly known as RW Holdings NNN REIT, Inc., is a Maryland corporation that qualifies and has elected to be taxed as a real estate investment trust (REIT). We were formed to primarily invest, directly or indirectly, in real estate owning entities which own single-tenant income-producing properties located in the United States, which are leased to creditworthy tenants under long-term net leases.

We have established an Amended and Restated Distribution Reinvestment Plan (DRIP) for our Class C common stock designed to provide existing holders of shares of our Class C common stock with a method to designate the cash distributions paid in connection with their shares for reinvestment in additional shares of Class C common stock through the DRIP. Some of the significant features of the DRIP are as follows:

•	Our current stockholders may purchase additional shares, if desired, by automatically reinvesting their cash distributions in shares under the DRIP.
•
The purchase price for shares under the DRIP will equal our most recently disclosed net asset value (NAV) for each Class C share approved by our board of directors. The board of directors determined the most recent estimated per share NAV for each Class C share to be $7.00 as of April 30, 2020. Therefore, until our board of directors determines a new estimated per share NAV, the purchase price of shares under the DRIP will be $7.00 per Class C share.

•
Eligible participants may participate in the DRIP by completing and executing a Subscription Agreement, an enrollment form or any other company-approved authorization form as may be available. Forms may be obtained at any time by calling Modiv Inc. Shareholder Relations at (888) 686-6348, by writing to 120 Newport Center Drive, Newport Beach, CA 92660 or by going to our website at http://www.modiv.com. If you are already enrolled in the DRIP, no action is required.

•
Participants may terminate participation in the DRIP at any time without penalty by delivering written notice to us. A withdrawal from participation in the DRIP will be effective with respect to distributions for a distribution period only if written notice of termination is received at least ten business days prior to the last day of the distribution period to which such distribution relates; provided that, if we publicly announce a new offering price under the DRIP, then a participant shall have no less than two business days after the date of such announcement to notify us in writing of a participant’s termination of participation in the DRIP and the participant’s termination will be effective for the next date shares are purchased under the DRIP.

•
We will offer shares pursuant to the DRIP until we sell all $100,000,000 of shares of our common stock in this offering; provided, however, that our board of directors may amend, suspend or terminate the DRIP for any reason by providing ten days’ notice to participants in the plan.

•	Cash distributions are still taxable even though they will be reinvested in shares pursuant to the DRIP.
•	There is no public trading market for the shares, and there can be no assurance that a market will develop in the future.
•
You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision.

The Offering:

	Number of Shares Being Offered	Offering Price Per Share		Maximum Proceeds (Before Expenses)
Class C Common Stock, $0.001 par value per share	14,285,714	$7.00	(1)	$100,000,000

(1)
The proposed maximum offering price per Class C share will equal the most recently disclosed NAV per Class C share approved by our board of directors. On May 22, 2020, our board of directors established our most recent NAV of $7.00 per Class C share. Therefore, until our board of directors establishes a new estimated per share NAV, the purchase price of shares under the DRIP will be $7.00 per Class C share. When our board of directors updates the NAV for Class C shares, we will update the price per share accordingly.

Neither the Securities and Exchange Commission (SEC), the Attorney General of the State of New York, nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted. Modiv Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The date of this prospectus is January 22, 2021

i

PROSPECTUS SUMMARY

Modiv Inc.

Modiv Inc., formerly known as RW Holdings NNN REIT, Inc., is a Maryland corporation, incorporated on May 14, 2015, that elected to be treated as a REIT for U.S. federal income tax purposes beginning with its taxable year ended December 31, 2016 and intends to continue to qualify to be taxed as a REIT. Our primary investment objectives are:

•	to provide stockholders with attractive and stable cash distributions; and
•	to preserve and return investors’ capital contributions.

Our principal executive offices are located at 120 Newport Center Drive, Newport Beach, CA 92660. Our telephone number is (888) 686-6348, and our website address is http://www.modiv.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

We were formed to primarily invest, directly or indirectly, in real estate owning entities which own single-tenant income-producing properties located in the United States, which are leased to creditworthy tenants under long-term net leases. Our goal is to generate current income for investors and long-term capital appreciation in the value of our properties.

We hold our investments in real property through special purpose limited liability companies which are wholly-owned subsidiaries of Modiv Operating Partnership, LP, a Delaware limited partnership (Operating Partnership). The Operating Partnership was formed on January 28, 2016. We are the sole general partner of and owned a 99% partnership interest in the Operating Partnership prior to the completion of the Self-Management Transaction (defined below) on December 31, 2019. Our wholly-owned subsidiary, Rich Uncles NNN LP, LLC, a Delaware limited liability company formed on May 13, 2016, owned the remaining 1% partnership interest in the Operating Partnership and was the sole limited partner of the Operating Partnership prior to the completion of the Self-Management Transaction on December 31, 2019.

We were externally managed by our former advisor, Rich Uncles NNN REIT Operator, LLC (Former Advisor), a Delaware limited liability company, pursuant to the Second Amended and Restated Advisory Agreement dated August 11, 2017, as amended (Advisory Agreement), through December 31, 2019. The Former Advisor was wholly-owned by our former sponsor, BrixInvest, LLC (f/k/a Rich Uncles, LLC) (BrixInvest or the Former Sponsor), a Delaware limited liability company, whose members include Messrs. Aaron S. Halfacre and Raymond Wirta, our Chief Executive Officer and Chairman, respectively.

On December 31, 2019, pursuant to an Agreement and Plan of Merger dated September 19, 2019 (Merger Agreement), Rich Uncles Real Estate Investment Trust I (REIT I) merged with and into Katana Merger Sub, LP (Merger Sub), a Delaware limited partnership and our wholly-owned subsidiary, with Merger Sub surviving as our direct, wholly-owned subsidiary (Merger). At such time, the separate existence of REIT I ceased. In addition, on December 31, 2019, a self-management transaction was completed, pursuant to which we acquired substantially all of the assets and assumed certain liabilities of BrixInvest (Self-Management Transaction). As a result of the completion of the Merger and the Self-Management Transaction, we became self-managed.

On July 15, 2015, we filed a registration statement on Form S-11 (File No. 333-205684) with the Securities and Exchange Commission (SEC) to register an initial public offering of a maximum of 90,000,000 of our shares of common stock for sale to the public (Primary Offering). We also registered a maximum of 10,000,000 of our shares of common stock pursuant to the DRIP (Registered DRIP Offering and together with the Primary Offering, the Registered Offering). The SEC declared our registration statement effective on June 1, 2016, and on July 20, 2016, we began offering shares of common stock to the public. Pursuant to the Registered Offering, we sold shares of Class C common stock directly to investors, with a minimum investment in shares of $500. Commencing in August 2017, we began selling shares of our Class C common stock only to U.S. persons as defined under Rule 903 promulgated under the Securities Act of 1933, as amended (Securities Act), and began selling shares of our Class S common stock as a result of the commencement of the Class S Offering (as defined below) to non-U.S. Persons.

On August 11, 2017, we began offering up to 100,000,000 shares of Class S common stock exclusively to non-U.S. Persons as defined under Rule 903 promulgated under the Securities Act, pursuant to an exemption from the registration requirements of the Securities Act and in accordance with Regulation S of the Securities Act (Class S Offering and, together with the Registered Offering and the Follow-on Offering (as defined below), the Offerings). The Class S common stock has similar features and rights as the Class C common stock, including with respect to voting and liquidation, except that the Class S common stock offered in the Class S Offering may be sold only to non-U.S. Persons and may be sold through brokers or other persons who may be paid upfront and deferred selling commissions and fees.

On December 23, 2019, we commenced a follow-on offering pursuant to a new registration statement on Form S-11 (File No. 333-231724) (Follow-on Offering and, together with the Registered Offering, the Registered Offerings), which registered the offer and sale of up to $800,000,000 in share value of Class C common stock, including $725,000,000 in share value of Class C common stock pursuant to the primary portion of the Follow-on Offering and $75,000,000 in share value of Class C common stock pursuant to the DRIP. We ceased offering shares pursuant to the Registered Offering concurrently with the commencement of the Follow-on Offering.

On January 31, 2020, our board of directors approved and established an estimated NAV per share of our common stock of $10.27. In response to the significant economic impacts of the COVID-19 pandemic, effective as of the close of business on May 7, 2020, our board of directors temporarily suspended the primary portion of the Company’s Follow-on Offering and Class S Offering until such time as the board of directors approved and established an updated estimated NAV per share of our common stock and determined to resume such primary offerings. On May 20, 2020, our board of directors approved and established an updated estimated NAV per share of our common stock of $7.00 to reflect our most recent valuation of our real estate assets, debt and other assets and liabilities. Additional information on the determination of our estimated NAV per share, including the process used to determine our estimated NAV per share, can be found in our Current Report on Form 8-K filed with the SEC on May 22, 2020.

Through December 31, 2020, we had sold 19,883,803 shares of Class C common stock in the Registered Offerings, including 2,371,437 shares of Class C common stock sold under the DRIP, for aggregate gross offering proceeds of $197,527,817 and 191,132 shares of Class S common stock in the Class S Offering, including 6,169 shares of Class S common stock sold under the Class S distribution reinvestment plan, for aggregate gross offering proceeds of $1,932,065.

We will stop offering shares pursuant to the Follow-on Offering before we begin offering shares under this prospectus.

As of December 31, 2020, we owned (i) 36 operating properties, comprised of: 11 retail properties, 14 office properties and 11 industrial properties (including 14 operating properties which were acquired through the Merger on December 31, 2019 comprised of: (a) five retail properties, (b) four office properties and (c) five industrial properties); (ii) four properties held for sale; (iii) one parcel of land, which currently serves as an easement to one of our office properties; and (iv) an approximate 72.7% tenant-in-common interest in a Santa Clara office property.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have a board of directors comprised of seven members, a majority of whom are independent directors. Our charter requires that a majority of our directors be independent.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income (computed without regard to the dividends paid deduction and excluding net capital gains). If we fail to maintain our qualification as a REIT in any year, we will be subject to tax on our taxable income at regular corporate rates. In addition, we will not be able to deduct distributions paid to our stockholders in any year in which we fail to maintain our qualification as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost, unless we are entitled to relief under specific statutory provisions. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

Pursuant to this prospectus, we are offering up to $100,000,000 in shares of our Class C common stock to our existing stockholders pursuant to the DRIP. The per share purchase price for Class C shares under the DRIP will equal the most recently disclosed estimated per share NAV approved by our board of directors. The board of directors determined the most recent estimated per share NAV to be $7.00 per Class C share on May 20, 2020. Therefore, until our board of directors determines a new estimated per share NAV for Class C shares, the purchase price of Class C shares under the DRIP will be $7.00 per share. We will offer shares under the DRIP pursuant to this prospectus until we sell all $100,000,000 of shares of Class C common stock in this offering; provided, however, that our board of directors may amend, suspend or terminate the DRIP for any reason by providing ten days’ notice to participants in the plan. If this offering is not exempt from registration, the required registration generally is for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually and the offering is not otherwise exempt from registration.

Distribution Reinvestment Plan

This prospectus describes the DRIP, which is designed to offer our existing stockholders a method for purchasing additional shares of our Class C common stock by reinvesting cash distributions without paying any selling commissions, fees or service charges. Regardless of your participation in our DRIP, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our DRIP would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. We may amend, suspend or terminate the DRIP in our discretion at any time upon ten days’ notice to plan participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to the participants.

Use of Proceeds

The proceeds raised pursuant to the DRIP will be used for general corporate purposes, including, but not limited to, investment in real estate, capital expenditures, tenant improvement costs and leasing costs related to our real estate properties, reserves required by financings of our real estate investments, the repayment of debt, and funding for our share repurchase program.

Incorporation by Reference

This prospectus incorporates by reference several documents previously filed with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2019, as amended, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as well as all future documents we file pursuant to certain sections of the Securities Exchange Act of 1934, as amended (Exchange Act). These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision, as the same may be updated from time to time by our future filings under the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would, “ “could,” “should” and variations of these words and similar expressions. Discussions containing these forward-looking statements may be found, among other places, in the “Use of Proceeds” section of this prospectus and the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, as well as any similar statements contained in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN

Purpose of the DRIP

The DRIP is designed generally to offer our existing stockholders a method of purchasing additional shares of our Class C common stock by reinvesting cash distributions without paying any selling commissions, fees or service charges. We will use the proceeds received from sales of the shares for general corporate purposes, including, but not limited to, investment in real estate, capital expenditures, tenant improvement costs and leasing costs related to our real estate properties, reserves required by financings of our real estate investments, the repayment of debt, and funding for our share repurchase program. See Appendix A to this prospectus for the full text of the DRIP.

How to Enroll in the DRIP

You can participate in the DRIP if you currently own shares of our Class C common stock and such shares are registered in your name. If you have shares registered in the name of someone else (for example, with a bank, broker or trustee), to enroll in the DRIP, you will need to arrange for that entity to transfer ownership of the shares to you.

Eligible persons may join the DRIP at any time by completing and executing a Subscription Agreement, an enrollment form or any other company-approved authorization form as may be available. Forms may be obtained at any time by calling Modiv Inc. Shareholder Relations at (888) 686-6348, by writing to 120 Newport Center Drive, Newport Beach, CA 92660 or by going to our website at http://www.modiv.com. Participation in the DRIP will commence with the next distribution payable after receipt of your election to participate. If you are already enrolled in the DRIP, no action is required.

You will remain a participant of the DRIP until you deliver to us written notice of your desire to terminate your participation (described more fully below under the heading “Terminating Your Participation in the DRIP”).

Reinvestment of Your Distributions

If you choose to participate in the DRIP, we will apply all cash distributions on the shares registered in your name to purchase additional shares for you directly from us. Participants in the DRIP will have all of the cash distributions paid in connection with their shares reinvested in shares through the DRIP.

The distributions paid on shares acquired through the DRIP will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.

Source and Purchase Price of the Shares

There is no public trading market for the shares of our common stock, and there can be no assurance that a market will develop in the future. The purchase price for shares under the DRIP will equal our most recently disclosed NAV for each Class C share approved by our board of directors. As disclosed in a Current Report on Form 8-K filed with the SEC on May 22, 2020, the board of directors determined the most recent estimated per share NAV of our Class C common stock to be $7.00 per share as of April 30, 2020. Until our board of directors determines a new estimated per share NAV for our Class C shares, the purchase price of Class C shares under the DRIP will be $7.00 per share. The selling price may not be indicative of the price at which the shares may trade if they were listed on an exchange or of the proceeds that a stockholder may receive if we liquidated or dissolved.

When Shares Will Be Purchased

Shares will be purchased for you under the DRIP promptly following the payment date with respect to such distributions on Class C shares to the extent shares are available for purchase under the DRIP. If sufficient shares are not available, any distribution funds that have not been invested in shares within 30 days after receipt and, in any event, by the end of the fiscal quarter in which they are received, will be distributed, along with any interest earned on such funds, to the respective DRIP participant. We intend to pay distributions monthly.

Cost of Participating in the Program

We will not charge you any brokerage commissions, dealer manager fees or service charges when you purchase shares under the DRIP. All costs of administration of the DRIP will be borne by us.

Tracking Your Investment

You or your designee can confirm your purchases under our distribution reinvestment plan by visiting the dashboard on our website at www.modiv.com. Your dashboard will disclose the following information: (1) each distribution reinvested for your account during the period; (2) the date of the reinvestment; and (3) the total number of shares in your account. You are required to notify us in the event that there is any material change in your financial condition or if any representation made by you under the subscription agreement for your initial purchase of securities becomes inaccurate. Tax information regarding your participation in the DRIP will be sent to you at least annually.

In addition, our annual report contains information regarding our history of distribution payments. The annual report is available on our website at www.modiv.com or can be emailed to you upon request by calling Modiv Inc. Shareholder Relations at (888) 686-6348.

Book-Entry Evidence for Shares Acquired Under the DRIP

All shares that you purchase through the DRIP are recorded in your name on our books. No stock certificates will be issued because we do not issue stock certificates. The number of shares you hold in the DRIP will be shown on your dashboard on our website.

Selling Shares Acquired Under the DRIP

You may sell the shares purchased through the DRIP, and your other shares, at any time, subject to any restrictions set forth in our charter or that we may impose on the sale of shares to protect our status as a REIT. However, there is currently no liquid market for our shares, and we do not expect one to develop. Consequently, there may not be a readily available buyer for your shares. Your transfer of shares will terminate participation in the DRIP with respect to such transferred shares as of the first day of the distribution period in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates to us that such transferee meets the requirements for participation in the DRIP and affirmatively elects to participate by delivering an executed distribution change form or other instrument required by us.

Terminating Your Participation in the DRIP

You may terminate your participation in the DRIP at any time upon written notice to us. A withdrawal from participation in the DRIP will be effective with respect to distributions for a distribution period only if written notice of termination is received at least ten business days prior to the last day of the distribution period to which such distribution relates; provided that, if we publicly announce a new offering price under the DRIP, then a participant shall have no less than two business days after the date of such announcement to notify us in writing of a participant’s termination of participation in the DRIP and the participant’s termination will be effective for the next date shares are purchased under the DRIP. We may amend or terminate the DRIP for any reason upon ten days’ notice to the participant. After suspension or termination of your participation in the DRIP, we will send you a check for the amount of any distributions in your account that have not been invested in shares. Any future distributions with respect to your shares made after the effective date of the termination of your participation in the DRIP will be sent directly to you.

Tax Consequences of Your Participation in the DRIP

The reinvestment of distributions does not relieve you of any income tax which may be payable on such distributions. Distributions paid by us to you are treated as dividends to the extent that we have earnings and profits for federal income tax purposes. Any amount distributed in excess of our earnings and profits is applied as a return of capital, which results in a reduction in the adjusted basis of your shares. Once your adjusted basis in the shares is reduced to zero, any excess is treated as gain from the sale of shares.

If you participate in the DRIP, you will realize distributions equal to the value of the shares received, even though you purchased shares and did not receive any cash. These deemed distributions will be treated as actual dividends (to the extent that we have earnings and profits for federal income tax purposes) paid from us to you and will retain the character and tax effects applicable to all dividends. One noteworthy tax effect is that REIT distributions generally are not considered “qualified dividend income” and thus are not eligible for the reduced tax rates otherwise available to non-corporate stockholders. Subject to narrow exceptions, REIT distributions, including deemed distributions under the DRIP, will be subject to tax at ordinary income rates to the extent that we have earnings and profits for federal income tax purposes. In addition, as long as we remain qualified as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions received from us, including DRIP distributions. The shares received by you pursuant to the DRIP will have a holding period beginning with the day after the purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.

Tax-exempt stockholders, including individual retirement accounts, Keogh Plans, 401(k) plans and charitable remainder trusts, generally will not have to pay any taxes on distributions, including distributions reinvested under the DRIP. However, if a tax-exempt stockholder borrows to acquire shares, or if we become a pension-held REIT, distributions can be taxable.

The income tax consequences for participants who do not reside in the United States may vary from jurisdiction to jurisdiction.

The above discussion regarding the tax consequences of participating in the DRIP is intended only as a general discussion of the current federal income tax consequences of participating in the DRIP. Since each eligible participant’s financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about participation in the DRIP.

Amendment, Suspension or Termination of the DRIP

We reserve the right to amend any aspect of the DRIP, suspend the DRIP or terminate the DRIP at our sole discretion and without the consent of stockholders, upon 10 days’ notice to plan participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate email to the participants. We also reserve the right to suspend or terminate a participant’s individual participation in the DRIP.

After suspension or termination of the DRIP or termination of your participation in the DRIP, we will send you a check for the amount of any distributions in your account that have not been invested in shares. Any future distributions with respect to your shares made after the effective date of the suspension or termination of the DRIP will be sent directly to you.

Voting Rights of Shares Acquired Under the DRIP

Shares in your DRIP account will be voted as you direct. As a stockholder, you will receive proxy information in connection with any annual or special meeting of stockholders. This proxy will apply to all shares registered in your name, including all shares credited to your DRIP account. You may also vote your shares, including those credited to your DRIP account, in person at any annual or special meeting of stockholders.

Our Liability Under the DRIP

Neither our company nor any third party administrator of the DRIP has any responsibility or liability as to the value of the shares or any change in the value of the shares acquired for each participant’s account, and neither our company nor any third party administrator of the DRIP will be liable for any act done in good faith, or for any good faith omission to act. In addition, our charter provides that we will generally indemnify and hold harmless a director or an officer against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

The general effect to stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors or our officers will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we have been advised that in the opinion of certain state securities commissioners, indemnification is also contrary to public policy and therefore unenforceable.

YOU SHOULD RECOGNIZE THAT YOU MAY NOT EARN A PROFIT, AND MAY INCUR A LOSS, ON THE SHARES YOU ACQUIRE UNDER THE DRIP.

Governing Law

The DRIP and the DRIP’s participants’ election to participate in the DRIP will be governed by the laws of the State of Maryland.

Contact for Documents Regarding the DRIP

All requests for forms regarding the DRIP and documents incorporated by reference into this prospectus should be sent to:

Modiv Inc. Shareholder Relations
120 Newport Center Drive
Newport Beach, CA 92660
(888) 686-6348

USE OF PROCEEDS

The proceeds raised pursuant to the DRIP will be used for general corporate purposes, including, but not limited to, investment in real estate, capital expenditures, tenant improvement costs and leasing costs related to our real estate properties, reserves required by financings of our real estate investments, the repayment of debt, and funding for our share repurchase program. We cannot predict with any certainty how much DRIP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.

We will pay actual expenses incurred in connection with the registration and offering of the DRIP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees, transfer agent fees and other accountable offering expenses, in our sole discretion. These offering expenses are currently estimated to be approximately $58,910 (or less than 0.1% of the maximum DRIP proceeds).

PLAN OF DISTRIBUTION

We are offering a maximum of $100,000,000 of shares of Class C common stock to our current Class C stockholders through the DRIP. The per share purchase price for shares under the DRIP will equal our most recently disclosed estimated per share NAV for our Class C common stock. The board of directors determined the most recent estimated per share NAV of our Class C common stock to be $7.00 per share on May 20, 2020. Until our board of directors determines a new estimated per share NAV for our Class C common stock, the purchase price of shares under the DRIP will be $7.00 per Class C share. We have no basis for estimating the number of shares that will be sold.

We will not engage any person to participate in or facilitate the distribution of shares under the DRIP, and we will not pay any selling commissions, dealer manager fees or any other remuneration in connection with the sale of shares pursuant to the DRIP.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act) and related acts, the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is acting, directly or indirectly:

•
in contravention of any U.S. or international laws and regulations, including without limitation any anti-money laundering or anti-terrorist financing sanction, regulation, or law promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (OFAC) or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, are referred to herein as the U.S. Sanctions Laws), such that the offer, sale or delivery, directly or indirectly, would contravene such U.S. Sanctions Laws; or

•
on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time, or any other lists of similar import as to any non-U.S. country, individual, or entity.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock offered hereby.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Modiv Inc. (formerly known as RW Holdings NNN REIT, Inc.) Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Baker Tilly US, LLP, formerly Squar Milner LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. On November 1, 2020, Squar Milner LLP merged with Baker Tilly, LLP. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the DRIP is terminated comprise the incorporated documents:

(a)	The description of our shares contained in our Registration Statement on Form S-11 (Registration No. 333-231724) filed with the SEC on May 24, 2019, as amended;

(b)
Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 6, 2020, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on May 8, 2020;

(c)
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on June 24, 2020, August 14, 2020 and November 13, 2020, respectively; and

(d)
Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 24, 2020, January 31, 2020, March 16, 2020, March 17, 2020, March 30, 2020, April 20, 2020, May 8, 2020, May 22, 2020, May 28, 2020, June 11, 2020, July 22, 2020, July 30, 2020, August 26, 2020, September 22, 2020, October 1, 2020, October 7, 2020, November 2, 2020, November 9, 2020, December 10, 2020, December 21, 2020, January 4, 2021 and January 20, 2021.

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person and at no cost, a copy of any document incorporated by reference into this prospectus (or incorporated into the documents that this prospectus incorporates by reference). Requests should be directed to Modiv Shareholder Relations at 120 Newport Center Drive, Newport Beach, CA 92660, or contact our offices at (888) 686-6348.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act. Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Stockholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants. This prospectus does not contain all information set forth in the Registration Statement on Form S-3 filed with the SEC, as amended, and the exhibits thereto which we have filed with the SEC under the Securities Act and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. These filings with the SEC are available to the public free of charge over the Internet at our website at http://www.modiv.com or through the SEC’s website at http://www.sec.gov.

Prospectus

Distribution Reinvestment Plan
14,285,714 Shares of Class C Common Stock

ALPHABETICAL INDEX	PAGE
Cautionary Note Regarding Forward-Looking Statements	6
Experts	14
Incorporation of Certain Information by Reference	14
Legal Matters	14
Plan of Distribution	13
Prospectus Summary	1
Risk Factors	5
Summary of Our Distribution Reinvestment Plan	7
Use of Proceeds	12
Where You Can Find Additional Information	15

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation.

This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

January 22, 2021

APPENDIX A

MODIV INC.
AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Modiv Inc., formerly known as RW Holdings NNN REIT, Inc., a Maryland real estate investment trust (the “Company”), has adopted an Amended and Restated Distribution Reinvestment Plan (the “DRP”) applicable to outstanding shares of its Class C common stock (the “Shares”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Articles of Incorporation unless otherwise defined herein.

1.   Number of Shares Issuable. The number of Shares authorized for issuance under the DRP is 50,000,000.

2.   Participants. “Participants” are holders of the Company’s Shares who elect to participate in the DRP.

3.   Distribution Reinvestment. The Company will apply all of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Shares to the purchase of additional Shares for such Participant. Such shares will be sold directly by the Company to the Participant in the same manner in which the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on Shares purchased in the DRP.

4.   Procedures for Participation. Qualifying stockholders may elect to become Participants by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid as authorized and declared by the Company board of directors.

5.   Purchase of Shares. Participants will acquire Shares at a price equal to the most recent Net Asset Value per Share (“NAV”) estimated by the Company’s board of directors. Upon the Company’s announcement that its board of directors has established an updated estimated NAV, Participants will acquire Shares at a price equal to the estimated NAV as updated. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s Articles of Incorporation, as amended.

6.   Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7.   Share Certificates. The shares issuable under the DRP shall be uncertificated until the Company’s board of directors determines otherwise.

8.   Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

9.   Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates; provided that, if the Company publicly announces a new NAV, then a Participant shall have no less than two business days after the date of such announcement to notify the Company in writing of the Participant’s termination of participation in the DRP. Any transfer of Shares by a Participant will terminate participation in the DRP with respect to the transferred Shares.

10.   Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ notice to the Participants. The Company may provide notice by including such information in a separate mailing to Participants.

11.   Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

12.   Governing Law. The DRP shall be governed by the laws of the State of Maryland.
A-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by us while issuing and distributing the common stock being registered. All amounts are estimates and assume the sale of $100,000,000 of shares of our common stock, except the SEC’s registration fee.

SEC Registration Fee	$10,910
Printing and Postage Expenses	5,000
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	3,000
Blue Sky Fees and Expenses	25,000
Total expenses	$58,910

Item 15.	Indemnification of Directors and Officers

Our charter generally limits the personal liability of our stockholders, directors and officers for monetary damages and requires us to indemnify and advance expenses to our directors, officers and our advisor and its affiliates subject to the limitations of the NASAA REIT Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law (MGCL) requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, our charter provides that our directors, our advisor and its affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may not provide indemnification to a director, advisor or any affiliate of the advisor for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or

•
a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the advisor and its affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•
the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•
the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. We have also purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 16.	Exhibits

The following exhibits are included, or incorporated by reference, in this Form S-3 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of September 19, 2019, by and among RW Holdings NNN REIT, Inc., Rich Uncles NNN REIT Operating Partnership, LP, Rich Uncles Real Estate Investment Trust I and Katana Merger Sub (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on September 20, 2019)

2.2
Contribution Agreement dated as of September 19, 2019 by and among Rich Uncles NNN Operating Partnership, LP, RW Holdings NNN REIT, Inc., BrixInvest, LLC and Daisho OP Holdings, LLC (incorporated by reference to Exhibit 2.2 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on September 20, 2019)

4.1
Articles of Amendment and Restatement of RW Holdings NNN REIT, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on December 31, 2019)

4.2*	Articles of Amendment of RW Holdings NNN REIT, Inc. changing corporate name to Modiv Inc.
4.3*	Amended and Restated Bylaws of Modiv Inc.
4.4*	Amended and Restated Distribution Reinvestment Plan (Class C common stock) (included as Appendix A to the prospectus)
4.5
Amended and Restated Share Repurchase Program (Class C common stock) (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on April 20, 2020)

4.6
Distribution Reinvestment Plan (Class S common stock) (incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on August 17, 2017)

4.7
Amended and Restated Share Repurchase Program (Class S common stock) (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on April 20, 2020)

4.8
Registration Rights Agreement by and among RW Holdings NNN REIT, Inc., Rich Uncles NNN REIT Operating Partnership, LP, and Daisho OP Holdings, LLC, dated December 31, 2019 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on December 31, 2019)

5.1*	Opinion of Venable LLP as to legality of securities
23.1*	Consent of Venable LLP (included in Exhibit 5.1)
23.2*	Consent of Baker Tilly US, LLP, formerly Squar Milner LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included on Signature Page)

*	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above and this clause (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than registration statements relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)
That, for the purpose of determining liability of the registrant under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)
To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on this 22nd day of January, 2021.

MODIV INC.

By:	/s/ AARON S. HALFACRE
Aaron S. Halfacre Chief Executive Officer, President and Director (principal executive officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Aaron S. Halfacre and Raymond J. Pacini, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aaron S. Halfacre	Chief Executive Officer, President and Director (Principal Executive Officer)	January 22, 2021
Aaron S. Halfacre

/s/ Raymond J. Pacini	Chief Financial Officer (Principal Financial Officer)	January 22, 2021
Raymond J. Pacini

/s/ Sandra G. Sciutto	Chief Accounting Officer (Principal Accounting Officer)	January 22, 2021
Sandra G. Sciutto

/s/ Raymond E. Wirta	Chairman of the Board and Director	January 22, 2021
Raymond E. Wirta

/s/ Joe Hanauer	Director	January 22, 2021
Joe Hanauer

/s/ Adam S. Markman	Director	January 22, 2021
Adam S. Markman

/s/ Curtis B. McWilliams	Director	January 22, 2021
Curtis B. McWilliams

/s/ Thomas H. Nolan, Jr.	Director	January 22, 2021
Thomas H. Nolan, Jr.

/s/ Jeffrey Randolph	Director	January 22, 2021
Jeffrey Randolph